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                                                                    Exhibit 8(a)


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022



                                                               December 1, 1997



Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York  10013

SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York  10013

                           Re:      Salomon Smith Barney Holdings Inc.
                                    Trust Preferred Securities
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as tax counsel to (1) Salomon Smith Barney Holdings Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and (2) SSBH Capital I, SSBH Capital II, SSBH Capital III and SSBH Capital IV (each, an "SSBH Trust" and, together, the "SSBH Trusts"), each a statutory business trust formed under the laws of the State of Delaware in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering, among other things, (i) preferred securities (the "Trust Preferred Securities") of each of the SSBH Trusts representing undivided beneficial interests in the assets of each of the SSBH Trusts and (ii) Junior Subordinated Deferrable Interest Debentures of the Company which are to be issued pursuant to an indenture (the "Indenture") between the
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
December 1, 1997
Page 2

Company and Chase Manhattan Bank, as debt trustee (the "Debt Trustee") to each of the SSBH Trusts in connection with the sale of the Trust Preferred Securities.

         We hereby confirm that, although the discussion set forth under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" in the form of Prospectus Supplement for an offering of Trust Preferred Securities filed as part of the Registration Statement (the "Form of Prospectus Supplement") does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities to holders who purchase the Preferred Securities upon original issuance, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities, based upon current law, to such holders. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

         We hereby consent to the use of our name under the heading "Legal Matters" in the prospectuses which form a part of the Registration Statement. We also consent to the filing of this opinion with the Commission as Exhibit 8(a) to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" set forth in the Form of Prospectus Supplement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                            Very truly yours,

                                            /s/  Skadden, Arps, Slate, Meagher
                                                   & Flom LLP


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